Fourth Quarter and Full Year 2025
February 12, 2026

2025 was a strong year for Coinbase, both operationally and financially. We executed consistently against our
Fellow
Shareholders,
goals, delivering or outperforming our revenue and expense guidance every quarter. We successfully launched the Everything Exchange to the delight of our customers, drove growth and diversification of revenue, and extended our multi-year track record of profitability.
As regulatory clarity emerges, we believe crypto will update all financial services, and Coinbase is well positioned to capitalize on that transition. Our customers trust us to store more crypto than any other company;
1 Coinbase Total Trading Volume
comprises Spot Trading Volume
and Derivatives Trading Volume.
Spot Trading Volume is the total
U.S. dollar equivalent value of spot
matched trades transacted
between a buyer and seller
through our platform, plus half of
the value of trades that we routed
off our platform for fulfillment,
during the period of measurement.
Derivatives Trading Volume is the
total U.S. dollar equivalent value of
the notional amount of derivatives
trades transacted between a buyer
and seller through our platform
during the period of measurement.
Both measurements represent the
product of the quantity of assets
transacted and the trade price of
the underlying at the time the
transaction was executed.
2 Coinbase Crypto Trading Volume
Market Share is defined as
Coinbase Total Crypto Trading
Volume divided by Total Crypto
Market Trading Volume. Total
Crypto Trading Volume Market
Share is defined as the total USD
value of all crypto matched spot
and derivative trading volumes
across exchanges defined in our
proprietary competitor set during
the period of measurement, based
on data obtained from
CryptoCompare, CoinMetrics, and
Dune.
3 Corporate USDC balances and
USDC held on behalf of customers
in eligible Coinbase products.
4 Average of each day’s market
capitalization (end of day) of USDC
over the period of measurement,
based on data obtained from
CryptoCompare, CoinMarketCap,
and CoinGecko.
5 Paid Coinbase One Subscriber is
defined as a user with an active
subscription to Coinbase One at
the end of the period of
measurement, and is not part of a
time limited free trial.
6 Measured based on when a
given product generated $100
million in quarterly annualized net
revenue for the most recent
qualifying quarter.
in 2025, more than 12% of all crypto in the world resided on Coinbase. We’re building and connecting more products to facilitate customers doing more with their assets. Coinbase Total Trading Volume1 grew 156% to
$5.2 trillion in 2025, and Coinbase Crypto Trading Volume Market Share2 doubled. We also saw new records for stablecoin revenue, driven by all-time highs in Average USDC Held in Coinbase Products3 and Average
USDC Market Capitalization4. We hit an all-time high in the number of Paid Coinbase One Subscribers5 by introducing new tiers and increasing the value proposition with products like Coinbase One Card. Our ability to scale and diversify is driving results; we now have 12 products that generate more than $100 million in revenue on an annualized basis6, half of which generate more than $250 million, and two that generate more than $1 billion.
Looking forward to 2026, we continue to be optimistic about the long-term trajectory of the crypto industry. We have three top priorities for this year. First, continuing to grow the Everything Exchange: one platform for all tradable assets including crypto, derivatives, equities, prediction markets, and more. Second, scaling stablecoins and payments infrastructure with deeper product integrations and tools for developers and businesses. Third, bringing the world onchain through DeFi integrations, scaling the Base App, and driving transactions on Base Chain.
Crypto is cyclical, and experience tells us it’s never as good, or as bad as it seems. While asset prices can be volatile, under the surface an undercurrent of technological change and crypto product adoption continues.
We’re taking advantage of this opportunity. We’ve repurchased a total of 8.2 million shares since November
2025. In January 2026 our board expanded our share and long-term debt repurchase authorization by an additional $2.0 billion. We are mindful of reducing our overall dilution opportunistically. We are deliberately well capitalized with $11.3 billion in cash and cash equivalents to weather these cycles, and continue to invest in the future of finance.

coinbase

2025 all-time highs

Coinbase Crypto Trading Volume Market Share[1]

1.8%
3.2%
6.4%
2023
2024
2025

Coinbase Total Trading Volume[2]

$522B
$2,041B
$5,234B
2023
2024
2025

Subscription & Services Revenue

$1,407M
$2,307M
$2,828M
2023
2024
2025

Average USDC held in Coinbase products
$25B
$3B
$38B
$8B
$76B
$18B
Q4'23
Q4'24
Q4'25

Paid Coinbase One Subscribers[5]

266K
733K
971K
2023
2024
2025

Q4

Total Revenue	Net Income (loss)	Adjusted Net Income[6]	Adjusted EBITDA[7]
$1.8B	$(667)M	$178M	$566M

2026 priorities

- Growing the Everything Exchange
- Scaling stablecoins and payments infrastructure
- Bringing the world onchain

Operational highlights

20M+
assets accessible via decentralized exchange

3X
increase in Assets on Platform[8] over the last 3 years

270+
institutions using our Crypto-as-a-Service

140+
countries now have access to the Base App

12 products generating $100M+ in revenue on an annualized basis[9]

2
2
3
4
4
8
12
2019
2020
2021
2022
2023
2024
2025

Crypto is transforming financial services, and Coinbase is leading this transformation

Financial Update
TL;DR
•Results. Coinbase delivered total revenue growth of 9% Y/Y to $7.2 billion despite a softer market in Q4.
Q4 total revenue was $1.8 billion, down 5% Q/Q. Transaction revenue was $983 million, down 6% Q/
Q. Subscription and services revenue was $727 million, down 3% Q/Q. Total operating expenses were
$1.5 billion, up 9% Q/Q. Technology & development, general & administrative, and sales & marketing expenses collectively increased 14% Q/Q to $1.3 billion. Full time employees increased 3% Q/Q to
4,951. Net loss was $667 million, Adjusted Net Income was $178 million, and Adjusted EBITDA was
$566 million. We ended 2025 with $11.3 billion in cash and cash equivalents (payment stablecoins, including USDC, are now classified as cash equivalents) and repurchased $1.7 billion of our Class A common stock in Q4 and through February 10, 2026.
•Outlook. In Q1’26, through February 10 2026, we have generated approximately $420 million of transaction revenue. As always, we continue to urge caution in extrapolating these results.

METRIC	Q1’26 OUTLOOK	COMMENTARY
Subscription and Services Revenue	$550-$630 million	Driven by lower effective interest rates and crypto asset prices vs. Q4 average
Transaction Expenses	Low-to-Mid Teens as a percentage of net revenue	Dependent on revenue mix
Technology & Development + General & Administrative Expenses	$925-$975 million	Flat as compared to Q4’25
Sales and Marketing Expenses	$215-$315 million	Flat to down as compared to Q4’25
Total Stock-based Compensation Included in expense ranges above	~$250 million	Driven by recent acquisitions and headcount growth

Product Update. In 2025, we debuted our “asset accumulation flywheel” and made significant progress driving
it. We continued to build trust by helping advance regulatory clarity in the U.S., expanding our regulated reach
1 Assets on Platform is defined as
the total U.S. dollar equivalent
value of crypto assets and
payment stablecoins held or
managed on behalf of customers in
digital wallets on our platform,
including our custody services but
excluding assets for which the
customer holds full or partial keys,
calculated based on the market
price on the last day of the quarter.
globally, and establishing ourselves as the partner of choice for institutions and governments. Assets on
Platform1 grew on a native unit basis as we drove USDC adoption, grew our Prime and DeFi powered lending options, and scaled staking utility. We drove product adoption by expanding tradable assets, broadening our
Coinbase One subscription benefits, advancing stablecoin payments and infrastructure, and scaling the Base ecosystem. The depth and breadth of our product portfolio continues to expand.
Webcast Information
We will host a conference call to discuss the results for the fourth quarter and full year 2025 on February 12,
2026 at 2:30 pm PT. The live webcast of the call will be available at youtube.com/@coinbase/streams. A replay of the call, as well as a transcript, will be available on our Investor Relations website at investor.coinbase.com.

Financial
Update
Q4’25 Results

Select Metrics
						FULL YEAR
METRICS ($M)	Q4’24	Q1’25	Q2’25	Q3’25	Q4’25	2024	2025
Net Revenue	2,197	1,960	1,420	1,793	1,710	6,293	6,883
Net Income (Loss)	1,291	66	1,429	433	(667)	2,579	1,260
Adjusted EBITDA	1,289	930	512	801	566	3,348	2,808

Q4’25 Coinbase Results vs. Outlook

METRIC	COINBASE Q4 OUTLOOK (Oct 2025)					Q4 ACTUALS
Subscription and Services Revenue	$710-$790 million					$727 million
Transaction Expenses as a percentage of net revenue	Mid-Teens as a percentage of net revenue Dependent on revenue mix					13%
Technology and Development + General and Administrative Expenses including stock-based compensation	$925-$975 million Including ~$220 million in stock-based compensation					$950 million Including $216 million in stock- based compensation
Sales and Marketing Expenses including stock-based compensation	$215-$315 million Including ~$14 million in stock-based compensation					$315 million Including $14 million in stock-based compensation

1 Total Crypto Market Capitalization
is defined as total dollar value
market capitalization of all publicly
tradable crypto assets and
payment stablecoins on the last
day of the quarter, based on data
obtained from CryptoCompare,
CoinMarketCap, and CoinGecko.
2 Total Crypto Market Trading
Volume is defined as the total USD
value of all crypto matched spot
and derivative trading volumes
across exchanges in our
proprietary competitor set during
the period of measurement, based
on data obtained from
CryptoCompare, CoinMetrics, and
Dune.
3 Coinbase Total Trading Volume
comprises Spot Trading Volume
and Derivatives Trading Volume.
Spot Trading Volume is the total
U.S. dollar equivalent value of spot
matched trades transacted
between a buyer and seller
through our platform, plus half of
the value of trades that we routed
off our platform for fulfillment,
during the period of measurement.
Derivatives Trading Volume is the
total U.S. dollar equivalent value of
the notional amount of derivatives
trades transacted between a buyer
and seller through our platform
during the period of measurement.
Both measurements represent the
product of the quantity of assets
transacted and the trade price of
the underlying at the time the
transaction was executed.
4 Coinbase Crypto Trading Volume
Market Share is defined as
Coinbase Total Crypto Trading
Volume divided by Total Crypto
Market Trading Volume. Total
Crypto Trading Volume Market
Share is defined as the total USD
value of all crypto matched spot
and derivative trading volumes
across exchanges defined in our
proprietary competitor set during
the period of measurement, based
on data obtained from
CryptoCompare, CoinMetrics, and
Dune.
Trading Volume
2025 was a strong year for the crypto markets overall: Total Crypto Market Capitalization1 reached $4 trillion for the first time, and Total Crypto Market Trading Volume2 grew 26% Y/Y.
2025 Coinbase Total Trading Volume3 grew 156% Y/Y, and Coinbase Crypto Trading Volume Market
Share4 doubled.

Revenue
Total revenue increased 9% Y/Y in 2025, and average quarterly revenue has increased over the last 3 years driven by scale and diversity in our product portfolio.

$773M
$708M
$674M
$954M
$1,638M
$1,450M
$1,205M
$2,272M
$2,034M
$1,497M
$1,869M
$1,781M
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Total Revenue ($M)
						FULL YEAR
TOTAL REVENUE	Q4’24	Q1’25	Q2’25	Q3’25	Q4’25	2024	2025
Transaction Revenue
Consumer, net	1,347.1	1,095.5	649.9	843.5	733.9	3,430.3	3,322.8
Institutional, net	141.3	98.9	60.8	135.0	185.0	345.6	479.7
Other transaction revenue, net	67.6	67.8	53.5	67.7	63.8	210.2	252.9
Total Transaction Revenue	1,556.0	1,262.2	764.3	1,046.3	982.7	3,986.1	4,055.4

Subscription and Services Revenue
Stablecoin revenue	225.9	297.5	332.5	354.7	364.1	910.5	1,348.8
Blockchain rewards	214.9	196.6	144.5	184.6	151.6	705.8	677.4
Interest and finance fee income	65.7	63.1	59.3	64.8	59.9	265.8	247.0
Other subscription and services revenue[1]	134.6	140.9	119.5	142.7	151.7	425.1	554.8
Total Subscription and Services Revenue	641.1	698.1	655.8	746.7	727.4	2,307.1	2,828.0

Net Revenue	2,197.0	1,960.3	1,420.1	1,793.0	1,710.0	6,293.2	6,883.4

Corporate interest and other income	74.6	74.0	77.1	75.7	71.1	270.8	297.9
Total Revenue	2,271.6	2,034.3	1,497.2	1,868.7	1,781.1	6,564.0	7,181.3

Note: Figures presented may not
sum precisely due to rounding.
1 Starting in Q1’25, Custodial Fee
revenue has been condensed into
Other subscription and services
revenue and will no longer be
disclosed as a separate line item
as it now comprises a smaller
percentage of our subscription and
services revenue. Prior periods
have been recast to conform to
current period presentation.
Transaction Revenue
Our transaction revenue totaled $4.1 billion for 2025, growing 2% Y/Y. Transaction revenue for Q4 was $983 million, down 6% Q/Q.
Consumer Transaction Revenue. Consumer Spot Trading Volume which drives the majority of our consumer transaction revenue was $56 billion in Q4, down 6%. Consumer transaction revenue was $734 million in Q4, down 13% Q/Q driven by a volume mix shift from Simple to Advanced, and also an increasing amount of trading coming from Paid Coinbase One Subscribers.
Institutional Transaction Revenue. Institutional Spot Trading Volume was $215 billion in Q4, down 13% Q/Q.
Institutional transaction revenue was $185 million, up 37% Q/Q. Derivatives, notably Deribit (which achieved another quarter of all-time high revenue in Q4), continued to be an area of strong performance for us. We also saw growth across both U.S. and International derivatives in the quarter, as compared to an otherwise softer market for spot market volumes.
Other Transaction Revenue. Q4 Other transaction revenue was $64 million, down 6% Q/Q. The primary driver of the decline was a reduction in instant transfer activity amidst softer market conditions. This was partially offset by increased revenue from Base which continues to see growth in the number of transactions as we make progress on reducing transaction costs and scaling the network.
Subscription and Services Revenue
Transcending the Cycle: 2025 Subscription and services revenue was 5.5x higher than 2021 cycle peak
Subscription and services revenue was $727 million in Q4, down a modest 3% Q/Q due to lower average crypto asset prices. We continued to see native unit inflows in Q4 across our product suite driving new all-time highs in average USDC Held in Coinbase Products, average daily loan balances across our institutional financing products, and Assets on Platform. This marks the 9th straight quarter of native unit growth across our product suite, which has been a key driver of growth in Assets on Platform, in addition to price effects. Growing
Assets on Platform and our market share is a key focus for us as we work to better serve our customers by connecting better products and experiences to utilize those assets.

We store more crypto than any other company: Assets on Platform1 increased 3x over the last 3 years
1 Assets on Platform is defined as
the total U.S. dollar equivalent
value of crypto assets and
payment stablecoins held or
managed on behalf of customers in
digital wallets on our platform,
including our custody services but
excluding assets for which the
customer holds full or partial keys,
calculated based on the market
price on the last day of the quarter.

$124B
$124B
$114B
$191B
$323B
$261B
$264B
$404B
$328B
$425B
$516B
$376B
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

$376B
$190B
$82B
$55B
$40B
Comp 4
Comp 3
Comp 2
Comp 1
Coinbase

Q4 Stablecoin revenue was $364 million, up 3% Q/Q. This was largely driven by higher Average USDC Held in
Coinbase Products which increased 18% Q/Q to $17.8 billion, a new all-time high. To a lesser extent, average off-platform USDC balances increased by 11% to $58.4 billion. Partially offsetting this growth was lower effective interest rates on reserves, which declined following rate cuts in October and December.
All-time high Average USDC Held in Coinbase Products2 and Average USDC Market Capitalization3 in
Q4.

2 Corporate USDC balances and
USDC held on behalf of customers
in eligible Coinbase products.
3 Average of each day’s market
capitalization (end of day) of USDC
over the period of measurement,
based on data obtained from
CryptoCompare, CoinMarketCap,
and CoinGecko.
We believe Coinbase continues to be one of the best places to use stablecoins. In Q4, Average USDC Market
Capitalization increased by approximately $8.4 billion Q/Q to $76.2 billion, and Coinbase was the largest driver of that increase. We continue to embed USDC across our Consumer and Institutional product suites.

USDC Balances & Revenue	Q4’25
	Average Market Cap ($B)	Coinbase Stablecoin Revenue ($M)
USDC in Coinbase Products	18	172
Off-platform USDC	58	192
Total	76	364

USDC rewards are among the key perks of Coinbase One—where subscribers earn top of market rates.
Boosted rewards plus bundling access to our new Coinbase One Card (with industry leading rewards up to 4%
back in BTC) drove Coinbase One membership adoption led primarily by our $4.99/month basic tier. We also drove customer acquisition with our first ever Coinbase One “Member Week” which featured exclusive promotions and offers only available to subscribers, and closed the year with a:
New all-time high of nearly 1 million Paid Coinbase One Subscribers1.
1 Paid Coinbase One Subscriber is
defined as a user with an active
subscription to Coinbase One at
the end of the period of
measurement, and is not part of a
time limited free trial.
2 As of Feb 11, 2026
3 Basic tier requires annual plan
4 Spot crypto trades only. Coinbase
Advanced and DEX fees excluded.
A spread applies. Monthly cap
varies by tier.
Blockchain rewards revenue was $152 million in Q4, down 18% Q/Q. This decline was primarily driven by lower average crypto asset prices, notably ETH and SOL which were down 13% and 16% Q/Q, respectively. In addition, the protocol rewards rate on Solana declined 17% Q/Q driven by increasing network maturity and participation. Partially offsetting this headwind was an increase in SOL native units staked on our platform.
Q4 Interest and finance fee revenue was $60 million, down 8% Q/Q. We continued to see strong performance across our institutional financing products where we had all-time highs in both daily average loan balances of
$1.3 billion, and customers which grew double digits Q/Q, partially offset by lower interest rates. At the end of
Q4, we had $1.4 billion in collateralized loans to customers which require at least 100% in collateral (including recent facilities extended to BTC miners), and are subject to rigorous risk monitoring. Interest income on custodial balances declined Q/Q largely due to lower effective interest rates, and modestly lower fiat balances.
Other Q4 subscription and services revenue was $152 million, up 6% Q/Q driven by the growth in Coinbase
One as discussed above, offset by Custodial fee revenue which declined double digits Q/Q driven by lower average crypto asset prices.

Expenses
Our operating expenses have grown to support our expanding ambition of the Everything Exchange plus the growth of the crypto markets emerging with regulatory clarity on the horizon. Growing engagement with stablecoins in part due to U.S. legislation has driven all-time highs in Average USDC Held in Coinbase
Products, and a commensurate increase in the amount of rewards paid to customers. To accelerate our
Everything Exchange vision, we have pursued strategic acquisitions in areas like derivatives, where we are rapidly gaining volume and revenue share. We have also invested in personnel to better organically serve our customers around the world with a wider breadth of assets and growing set of utility experiences.
2025 full year operating expenses were $5.7 billion, up 35% Y/Y. Technology & development, general &
administrative, and sales & marketing expenses collectively were $4.3 billion, up 27% Y/Y. Growth was largely driven by USDC rewards (in connection with the growth of Average USDC Held in Coinbase Products) and other marketing programs, costs related to our recent acquisitions, investments in driving and adhering to regulatory clarity and scaling foundations including the Everything Exchange vision. Full-time employees increased 31% Y/Y to 4,951, with the largest number of employees being added in our customer support and product teams.
A majority of Y/Y increase in expenses1 were driven by Marketing and Rewards, and M&A.
1 Sum of Technology &
Development, General &
Administrative, and Sales &
Marketing Expenses

Operating Expenses ($M)
						FULL YEAR
OPERATING EXPENSES	Q4’24	Q1’25	Q2’25	Q3’25	Q4’25	2024	2025
Transaction expense	317.0	303.0	245.3	253.3	218.6	897.7	1,020.2
% of net revenue	14%	15%	17%	14%	13%	14%	15%
Technology and development	368.7	355.4	387.3	430.6	497.3	1,468.3	1,670.6
Sales and marketing	225.8	247.3	236.2	260.3	314.8	654.4	1,058.6
General and administrative	362.5	394.3	353.7	418.4	453.1	1,300.3	1,619.6
Losses (gains) on crypto assets held for operations, net	(16.2)	34.4	(8.7)	(35.7)	30.8	(71.7)	20.7
Other operating expenses (income), net	(20.3)	(5.9)	308.0	61.3	(7.3)	7.9	356.1
Total operating expenses	1,237.6	1,328.5	1,521.9	1,388.2	1,507.4	4,256.9	5,745.9
Full-time employees (end of quarter)	3,772	3,959	4,279	4,795	4,951	3,772	4,951

Note: Figures presented may not
sum precisely due to rounding.
Q4 total operating expenses were $1.5 billion, up 9% or $119 million Q/Q, and inline with our outlook and expectations. Technology & development, general & administrative, and sales & marketing expenses collectively increased by $156 million or 14% Q/Q.

Q4 transaction expenses were $219 million, down 14% Q/Q. The Q/Q decline was primarily driven by lower blockchain reward fees related to lower asset prices, and lower payment processing and account verification expenses.
Technology and development expenses were $497 million in Q4, up 16% Q/Q. The Q/Q increase was primarily driven by higher headcount related expenses, including the full-quarter impact from the Deribit and Echo acquisitions, as well as higher deal-related amortization.
General and administrative expenses were $453 million, up 8% Q/Q. The Q/Q increase was largely driven by deal-related amortization, legal activity, and policy related spend.
Sales & marketing expenses were $315 million, up 21% Q/Q. The Q/Q increase was driven primarily by a combination of higher marketing spend—both seasonal spending related to our NBA partnership and higher variable marketing efforts, notably in international markets—higher USDC rewards given all-time high Average
USDC Held in Coinbase Products in Q4, and deal-related amortization.
Stock-based compensation was $230 million, up 4% Q/Q.
Our Q4 tax rate was 25% and our full year tax rate was 17%.
Q4 net loss was $667 million driven by a $718 million loss on our crypto asset investment portfolio which was largely unrealized, and $395 million loss on our strategic investments (which include our investment in CRCL).
Adjusted net income was $178 million and Adjusted EBITDA was $566 million.
Share Count and Repurchase Program
Our fully diluted weighted average share count in Q4 declined 8% Q/Q to 268 million. In Q4, we repurchased approximately 3.3 million shares of our Class A common stock for $850 million, measured on a trade date basis. Subsequently, we have repurchased an additional 4.9 million shares for $895 million as of February 10,
2026. In aggregate these repurchases of more than $1.7 billion have more than offset dilution related to our
2025 employee stock-based compensation issuances, capturing a notional discount of $815 million relative to our average issuance price for the year.
In January 2026, our board approved an additional $2.0 billion repurchase authorization for both Class A common stock and long-term debt. As of February 10, 2026, a total of $2.3 billion remained available under our repurchase program.
Capital and Liquidity
At the end of Q4, we had $11.3 billion in cash and cash equivalents, a decrease of $0.7 million Q/Q. The Q/Q decrease was primarily driven by the aforementioned share purchases.

Cash and Cash Equivalents		TOTAL: $11,285M

MONEY MARKET FUNDS $6,088M		CASH HELD AT BANKS $1,907M

	$3,179M PAYMENT STABLECOINS	$111M CASH HELD AT VENUES

Note: Figures presented may not sum precisely due to rounding.

We consider our crypto assets for investment and certain crypto assets held as collateral as other liquidity resources available to us. In Q4, we increased our bitcoin holdings by $39 million, driven by weekly purchases for our crypto investment portfolio. As of December 31, 2025, the fair market value of our crypto assets held for investment and our crypto assets held as collateral were $2.0 billion and $823 million, respectively. When including these crypto assets, total available resources totaled $14.1 billion.
Q1’26 Outlook

Coinbase Q1 2026 Outlook

METRIC	OUTLOOK
Subscription and Services Revenue	$550-$630 million
Transaction Expenses	Low-to-Mid teens as a percentage of net revenue Dependent on revenue mix
Technology & Development + General & Administrative Expenses	$925-$975 million
Sales and Marketing Expenses	$215-$315 million
Stock-based Compensation	~$250 million

Transaction Revenue
Through February 10, 2026 we have generated approximately $420 million of transaction revenue, which is approximately halfway through Q1. As always, we continue to urge caution in extrapolating these results.
Subscription and Services Revenue
We expect Q1 subscription and services revenue to be within $550-$630 million. Our range reflects lower
Average USDC Market Capitalization and interest rates, as well as lower average crypto prices and staking protocol rates compared to Q4.
Expenses
We expect technology & development and general & administrative expenses to be between $925-$975 million, roughly flat Q/Q. Higher compensation-related expenses (including seasonally higher payroll taxes) are expected to be offset by professional fees savings. We expect headcount to grow at a slightly higher rate than
Q4.
Sales and marketing expenses are expected to be in the range of $215-$315 million. Where we fall within the range will largely be determined by (1) whether we continue to see attractive performance marketing opportunities throughout the remainder of Q1 and (2) Average USDC Held in Coinbase Products, which drive
USDC rewards.

Product Update
Building the future of finance, step by step
We delivered record highs across the board for product performance in 2025, including for Coinbase Total
Trading Volume, Coinbase Crypto Trading Volume Market Share, Average USDC Held in Coinbase Products,
and for our growing derivatives business. We now have 12 products generating over $100 million in annualized revenue.
Expanding depth and breadth—we have 12 products generating over $100 million in revenue on an annualized basis1
1 Measured based on when a
given product generated $100
million in quarterly annualized
net revenue for the most
recent qualifying quarter.
Product Strategy
Our strategy is to build an asset accumulation flywheel that starts with building the most trusted and easy to use products.
We do the hard work to be the most trusted name in crypto, so customers choose to store more assets with us.
As assets concentrate on our platform, customers discover and adopt more products where their assets already reside, driving revenue growth which we then reinvest back into the platform to build more products, improve the customer experience, expand distribution, and strengthen trust. Here’s how we grew each portion of the flywheel in 2025:

Most Trusted
•Trusted partner of choice for thousands of institutions using crypto, including over 270+ Crypto-as-a-
Service clients, and 150 government agencies.
•Reinforced institutional trust at scale, continuing to serve as custodian for over 80% of the U.S. BTC and ETH ETF assets and saw a peak of $31.0 billion of inflows from ETFs.
•Expanded regulated market access internationally, securing approvals that enable more localized, compliant services in key regions:
◦Became the largest Financial Conduct Authority-registered VASP in the United Kingdom, enabling us to scale retail, institutional, and developer offerings in our largest international market.
◦Completed our pan-European expansion under MiCA by securing our license in Luxembourg and migrating our EEA business onto the MiCA framework, enabling us to offer regulated crypto trading and custody services across the European Economic Area.
Growing Assets on Platform
•9th straight quarter of native unit growth across our platform.
•Assets on Platform up 3x in 3 years.
•Customers now store more crypto at Coinbase than any other company. In 2025, Coinbase stored
~12% of all crypto globally.
Driving Product Adoption
In Q4 and 2025, we demonstrated increasing product velocity:
Building the Everything Exchange, a one-stop-shop where users can trade every asset class.
•Expanding Tradable Assets on Platform
◦Expanded access to long-tail assets through DEX integration allowing customers to access over 20 million assets, broadening the funnel for early demand and price discovery.
◦Expanded DEX trading to Solana, integrating Jupiter to enable trading of newly created tokens directly in-app, extending our “trade anything” surface beyond Base.
•Doubling Down on Derivatives
◦Coinbase was first-to-market with 24/7 U.S. perpetual-style futures, contributing to a 4x increase in U.S. derivatives market share year-over-year.
◦Saw all-time highs in quarterly derivatives trading volume in Q4.
◦Coinbase closed its acquisition of Deribit, becoming the global leader in crypto derivatives by open interest and options volume, and achieving new all-time highs in both volume and revenue since close.
◦Rolled out a simplified futures and perpetual futures trading experience in the Coinbase app, bringing advanced tools to a broader audience through a more accessible interface.

•Scaling Coinbase One
◦Paid Coinbase One Subscribers reached nearly 1 million, more than 3x in 3 years, driven by continued growth of Coinbase One Basic, our first-ever Member Week, and the Coinbase
One Card rollout.
◦We made uncapped USDC rewards a Coinbase One benefit.
◦Coinbase One Card rolled out, and ended Q4 with nearly $800 million in cumulative spend, alongside strong “top-of-wallet” behavior with ~$3 thousand in monthly spend per cardholder.
•Launched Prediction Markets
◦Rolled out prediction markets in the U.S., with initial market flow powered by Kalshi.
•Launched Equities
◦Rolled out stock and ETF trading inside the Coinbase app, alongside crypto, bringing traditional and digital assets into a unified portfolio experience. Early access users had access to 3,000 stocks and are expected to have nearly 10,000 available by late February.
•Scaling DeFi Lending
◦Scaled BTC-backed borrowing in the Coinbase app (powered by onchain rails), enabling customers to access liquidity without selling—helping keep assets on platform.
◦By Q4, BTC Borrow originations exceeded $1.5+ billion, a tangible proof point that customers are using onchain financing to unlock liquidity while maintaining crypto exposure.
•Growing Prime Financing for institutional clients
•Expanded institutional financing and capital efficiency for corporates, miners, market makers, hedge funds, and asset managers, supporting a more durable, diversified financing business.
•Improved institutional capital efficiency with cross-margining between U.S. futures (via
Coinbase Financial Markets / our FCM) and spot on Coinbase Exchange, helping sophisticated clients deploy capital more efficiently and deepen cross-product engagement.
•Scaling staking utility
◦Simplified staking with One-Click Staking to reduce friction and make it easier for customers to put assets to work, driving higher staking participation and stickier balances.
◦Supported expansion of staking access through traditional wrappers, including helping bring staking ETFs to the U.S. market in partnership with ETF issuers.
Expanding payments and stablecoins
•Driving USDC adoption
◦Scaled USDC distribution and utility across Coinbase products like derivatives, increasing its role as trading collateral across Coinbase products for settlement asset and “onchain money”
across payments and app ecosystems.
•Expanding commerce + developer rails
◦Advanced a full-stack stablecoin payments platform by rolling out Payment APIs and a B2B payments UI/API, enabling developers and businesses to embed stablecoin checkout, send

24/7 payouts, automate treasury workflows, open virtual accounts, and settle in USDC on
Base with one integration.
◦Fully launched Embedded Wallets, enabling low-friction wallets directly inside apps to reduce onboarding drop-off and support in-app functionality with USDC on Base.
◦Expanded merchant distribution with USDC on Base integrated into Shopify Payments, bringing stablecoin checkout and merchant acceptance to mainstream commerce.
Bringing the world onchain
•Scaling Base as the app platform: faster rails + better consumer UX
◦Made Base materially faster and cheaper through infrastructure upgrades, including ~200ms block times and very low median fees, helping unlock consumer-grade experiences (sub-
second, sub-cent interactions) across social, payments, trading, and lending apps.
◦Advanced decentralization by reaching Stage 1 (permissionless fault proofs + security council), strengthening Base as an open platform for global developers and users.
◦Accelerated the builder ecosystem through acquisitions that improve distribution and tooling
(e.g., onchain advertising/attribution via Spindl; privacy expertise via the Iron Fish team), helping developers find users and ship more usable apps.
◦Brought it together in Base App, bundling wallet, onchain trading, payments, social, messaging, mini apps, Base Account (identity), and Base Pay, aimed at reducing fragmentation and making onchain feel native for mainstream users.
•Launched general availability for Coinbase Business (starting with the U.S. and Singapore)
◦Giving SMBs a compliant platform to manage crypto, move money, and automate workflows.
•Announced custom branded stablecoins and x402
◦x402 is an open standard to attach stablecoin payments to web requests, extending stablecoin utility toward agentic commerce and new onchain payment flows.
Monetize and Reinvest
We’re using this momentum to invest in 3 key priorities in 2026:
•Grow the Everything Exchange: Expand Coinbase into the single trusted place to trade the assets customers want; crypto, derivatives, equities, and prediction markets, deepening engagement by letting customers manage more of their portfolio where their assets already reside.
•Scale stablecoins and payments: Accelerate USDC utility and our payments stack (APIs, wallets, and merchant rails) to make moving value faster, cheaper, and always-on, and to capture the next wave of real-world adoption beyond trading.
•Bring the world onchain: Make onchain experiences simpler and more accessible by expanding
DeFi integrations in the Coinbase app, scaling Base App with a sharper focus on trading, and continuing to grow activity on Base, so more usage is powered by Coinbase infrastructure.
We’re entering 2026 with strong product momentum and a clear strategy: keep investing through the cycle, ship faster, and compound the flywheel by earning trust, growing assets on platform, and expanding adoption.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including for the first quarter ending March 31, 2026; anticipated future expenses and investments; the expected benefits and impacts of our acquisition of Deribit; expectations relating to certain of our key financial and operating metrics; our business strategy and plans; expectations relating to legal and regulatory proceedings; expectations relating to our industry, the regulatory environment, market conditions, trends and growth; expectations relating to customer behaviors and preferences; our market position; potential market opportunities; and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,”
“potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among others: our ability to successfully execute our business and growth strategy and generate future profitability; market acceptance of our products and services; our ability to further penetrate our existing customer base and expand our customer base; our ability to develop new products and services; our ability to expand internationally; failure to obtain applicable regulatory approvals and satisfy other closing conditions in a timely manner or otherwise for any acquisition we make; the success of any acquisitions or investments that we make; the effects of increased competition in our markets; our ability to stay in compliance with applicable laws and regulations;
stock price fluctuations; market conditions across the onchain economy, including crypto asset price volatility; and general market, political, and economic conditions, including interest rate fluctuations, inflation, changes in tariffs and trade restrictions, instability in the global banking system, economic downturns, and other global events, including regional wars and conflicts and government shutdowns. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-
looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are, or will be included, in our filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K for the year ended
December 31, 2025 filed with the SEC on February 12, 2026. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA, a non-GAAP financial performance measure, is useful information to help investors evaluate our operating performance because it: enables investors to compare this measure and component adjustments to similar information provided by peer companies and our past financial performance; provides additional company-specific adjustments for certain items that may be included in income from operations but that we do not consider to be normal, recurring, operating expenses (or income) necessary to operate our business given our operations, revenue generating activities, business strategy, industry, and regulatory environment; and provides investors with visibility to a measure management uses to evaluate our ongoing operations and for internal planning and forecasting purposes. For example:
•We believe it is useful to exclude certain non-cash expenses, such as depreciation and amortization and stock-based compensation, from Adjusted
EBITDA because the amounts of such expenses can vary significantly from period to period and may not directly correlate to the underlying performance of our business operations.
•We believe it is useful to exclude certain items that we do not consider to be normal, recurring, cash operating expenses and therefore, not reflective of our ongoing business operations. For example, we exclude: (i) other (income) expense, net, as the income and expenses recognized in this line item are not part of our core operating activities and are considered non-operating activities under GAAP, (ii) gains and losses on crypto assets held for investment because such investments are considered primarily long-term holdings, and (iii) losses, net of recoveries, directly related to the data theft incident announced on the Current Report on Form 8-K we filed with the SEC on May 15, 2025 (the “Data Theft Incident”), including voluntary customer reimbursements, direct legal costs, and reward payments, if any, in connection with the threat actor’s arrest and conviction. We do not plan on engaging in regular trading of crypto assets, and, as an operating company, our investing activities in crypto are not part of our revenue generating activities, which are primarily based on transactions on our platform and the sales of subscriptions and services.
•We believe Adjusted EBITDA is useful to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, interest expense, other (income) expense, net, and provision for (benefit from) income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
Adjusted Net Income and Adjusted Net Income per Share
In addition to our results determined in accordance with GAAP, we believe that Adjusted Net Income and Adjusted Net Income per Share, both non-GAAP financial performance measures, are useful information to help investors evaluate our operating performance. We believe it is useful to exclude tax-effected gains and losses on crypto assets held for investment from both Adjusted Net Income and Adjusted Net Income per Share because (i) such investments are considered primarily long-
term holdings, (ii) we do not plan on engaging in regular trading of crypto assets, and, (iii) as an operating company, our investing activities in crypto are not part of our revenue generating activities, which are based on transactions on our platform and the sales of subscriptions and services. Additionally, we believe it is useful to exclude tax-effected gains and losses on our marketable and strategic investments from Adjusted Net Income and Adjusted Net Income per Share because such investments are not part of our core operating activities and are considered non-operating activities under GAAP.
Limitations of Non-GAAP Financial Measures
We believe that non-GAAP financial measures may be helpful to investors for the reasons noted above. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP financial measures as a tool for comparison.
Adjusted EBITDA
There are a number of limitations related to Adjusted EBITDA rather than net (loss) income, which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations are that Adjusted EBITDA excludes:
•provision for (benefit from) income taxes;
•interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us;
•depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•net losses or recoveries directly related to the Data Theft Incident;
•net gains or losses on our crypto assets held for investment; and
•other (income) expense, net, which represents net gains or losses on investments and other financial instruments, and other non-operating income and expense activity.
Adjusted Net Income and Adjusted Net Income per Share
There are limitations related to Adjusted Net Income and Adjusted Net Income per Share rather than net income and net income per share, which are the nearest
GAAP equivalents, respectively, including that Adjusted Net Income and Adjusted Net Income per Share each exclude the tax-effected impact of our crypto investment gains/losses and of our marketable and strategic investments gains or losses.
Additional Information
For more information, including reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents, please see the reconciliation of GAAP to non-GAAP results tables in this shareholder letter. Investors are encouraged to review the related GAAP financial measure and the reconciliations, and not to rely on any single financial measure to evaluate our business.

Coinbase Global, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents ..................................................................................................	$11,285,452	$9,308,266
Restricted cash and cash equivalents ................................................................................	334,318	347,169
Customer custodial funds ......................................................................................................	5,347,428	6,158,949
Crypto assets held for operations .......................................................................................	120,831	82,781
Loan receivables ....................................................................................................................	1,354,692	644,165
Crypto assets held as collateral ..........................................................................................	822,827	767,484
Crypto assets borrowed ........................................................................................................	318,849	261,052
Accounts receivable, net ......................................................................................................	307,119	265,251
Marketable investments ........................................................................................................	309,765	—
Other current assets ..............................................................................................................	187,164	277,536
Total current assets ..........................................................................................................	20,388,445	18,112,653
Crypto assets held for investment ............................................................................................	1,998,871	1,552,995
Strategic investments ............................................................................................................	622,985	374,161
Deferred tax assets .....................................................................................................................	570,819	941,298
Software and equipment, net ....................................................................................................	264,573	200,080
Goodwill ........................................................................................................................................	4,168,967	1,139,670
Intangible assets, net .................................................................................................................	1,397,794	46,804
Other non-current assets ...........................................................................................................	259,378	174,290
Total assets ..................................................................................................................	$29,671,832	$22,541,951
Liabilities and Shareholders’ Equity
Current liabilities:
Customer custodial fund liabilities .......................................................................................	$5,347,428	$6,158,949
Accounts payable ..................................................................................................................	117,605	63,316
Current portion of long-term debt ........................................................................................	1,269,585	—
Short-term borrowings ..........................................................................................................	452,105	374,268
Obligation to return collateral ...............................................................................................	826,883	792,125
Accrued expenses and other current liabilities .................................................................	687,676	552,662
Total current liabilities ......................................................................................................	8,701,282	7,941,320
Long-term debt ............................................................................................................................	5,937,034	4,234,081
Other non-current liabilities .......................................................................................................	240,458	89,708
Total liabilities ....................................................................................................................	14,878,774	12,265,109
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.00001 par value; 500,000 shares authorized and zero shares issued and outstanding at each of December 31, 2025 and December 31, 2024 ......	—	—
Class A and B common stock, $0.00001 par value; 10,500,000 (Class A 10,000,000, Class B 500,000) shares authorized at December 31, 2025 and December 31, 2024; 267,836 (Class A 226,797, Class B 41,039) shares issued and outstanding at December 31, 2025 and 253,640 (Class A 209,762, Class B 43,878) shares issued and outstanding at December 31, 2024 ....................................	3	2
Additional paid-in capital .......................................................................................................	8,566,854	5,365,990
Accumulated other comprehensive income (loss) ...........................................................	4,973	(50,051)
Retained earnings .................................................................................................................	6,221,228	4,960,901
Total shareholders’ equity ...............................................................................................	14,793,058	10,276,842
Total liabilities and shareholders’ equity ..................................................................	$29,671,832	$22,541,951

Coinbase Global, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Net revenue ........................................................................................	$1,710,039	$2,197,030	$6,883,438	$6,293,246
Other revenue .....................................................................................	71,090	74,607	297,887	270,782
Total revenue .................................................................................	1,781,129	2,271,637	7,181,325	6,564,028
Operating expenses:
Transaction expense .........................................................................	218,625	317,042	1,020,230	897,707
Technology and development ..........................................................	497,330	368,691	1,670,605	1,468,252
Sales and marketing ..........................................................................	314,777	225,827	1,058,577	654,444
General and administrative ..............................................................	453,143	362,519	1,619,642	1,300,257
Losses (gains) on crypto assets held for operations, net ............	30,781	(16,241)	20,704	(71,725)
Other operating (income) expense, net ..........................................	(7,280)	(20,270)	356,126	7,933
Total operating expenses ............................................................	1,507,376	1,237,568	5,745,884	4,256,868
Operating income .........................................................................	273,753	1,034,069	1,435,441	2,307,160
Interest expense ......................................................................................	22,593	20,537	85,413	80,645
Losses (gains) on crypto assets held for investment, net .................	718,162	(476,153)	528,857	(687,055)
Other expense (income), net .................................................................	419,305	(7,191)	(700,894)	(29,074)
(Loss) income before income taxes ...........................................	(886,307)	1,496,876	1,522,065	2,942,644
(Benefit from) provision for income taxes ............................................	(219,574)	205,700	261,738	363,578
Net (loss) income ..........................................................................	$(666,733)	$1,291,176	$1,260,327	$2,579,066
Net (loss) income attributable to common shareholders:
Basic ....................................................................................................	$(666,733)	$1,290,896	$1,260,327	$2,577,755
Diluted ..................................................................................................	$(666,733)	$1,294,542	$1,277,314	$2,591,248
Net (loss) income per share:
Basic ....................................................................................................	$(2.49)	$5.13	$4.85	$10.42
Diluted ..................................................................................................	$(2.49)	$4.68	$4.45	$9.48
Weighted-average shares of common stock used to compute net (loss) income per share:
Basic ....................................................................................................	268,267	251,506	260,088	247,374
Diluted ..................................................................................................	268,267	276,752	287,209	273,377
Stock-based Compensation Expense

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Technology and development .................................................................	$145,650	$135,863	$498,235	$564,726
Sales and marketing ................................................................................	14,333	17,426	57,692	69,460
General and administrative .....................................................................	70,499	68,695	283,513	278,652
Total stock-based compensation expense ............................................	$230,482	$221,984	$839,440	$912,838

Coinbase Global, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income .......................................................................................................................	$1,260,327	$2,579,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization ...................................................................................	188,428	127,518
Stock-based compensation expense ........................................................................	839,440	912,838
Deferred income taxes ................................................................................................	238,308	151,315
Losses (gains) on crypto assets held for operations, net ......................................	20,704	(71,725)
Losses (gains) on crypto assets held for investment, net .....................................	528,857	(687,055)
(Gains) losses on investment, net .............................................................................	(680,520)	11,553
Other operating activities, net ....................................................................................	62,246	11,336
Changes in operating assets and liabilities: ............................................................
Accounts receivable, net .........................................................................................	(1,983)	(100,568)
Customer custodial funds in transit .......................................................................	57,152	46,829
Income taxes, net .....................................................................................................	(147,449)	77,099
Other current and non-current assets ...................................................................	(47,228)	48,564
Other current and non-current liabilities ...............................................................	108,101	(2,835)
Net cash provided by operating activities ......................................................................	2,426,383	3,103,935
Cash flows from investing activities
Loans originated ...........................................................................................................	(12,453,223)	(7,364,193)
Proceeds from repayment of loans ...........................................................................	11,664,530	7,189,488
Assets pledged as collateral ......................................................................................	(16,009)	(100,929)
Return of assets pledged as collateral .....................................................................	16,188	147,096
Business combinations, net of cash and cash equivalents acquired ..................	(742,038)	—
Purchases of crypto assets held for investment .....................................................	(787,821)	(35,182)
Dispositions of crypto assets held for investment ...................................................	266,546	91,925
Purchase of investments ............................................................................................	(377,426)	(59,915)
Dispositions of investments ........................................................................................	490,298	5,001
Other investing activities, net .....................................................................................	(110,595)	(74,294)
Net cash used in investing activities ..............................................................................	(2,049,550)	(201,003)
Cash flows from financing activities
Issuance of common stock upon exercise of stock options, net of repurchases ..................................................................................................................	78,286	126,140
Issuances of convertible senior notes, net ...............................................................	2,957,135	1,246,025
Repurchase of common stock ...................................................................................	(790,195)	—
Purchases of capped calls ..........................................................................................	(224,250)	(104,110)
Customer custodial fund liabilities .............................................................................	(936,205)	1,638,087
Customer collateral received ......................................................................................	871,389	567,806
Return of customer collateral .....................................................................................	(891,967)	(544,228)
Taxes paid related to net share settlement of equity awards ................................	(402,791)	(117,225)
Proceeds from short-term borrowings ......................................................................	626,428	122,566
Repayments of short-term borrowings .....................................................................	(580,664)	(48,407)
Other financing activities, net .....................................................................................	33,116	16,424
Net cash provided by financing activities ......................................................................	740,282	2,903,078
Net increase in cash, cash equivalents, and restricted cash and cash equivalents .........................................................................................................................	1,117,115	5,806,010
Effect of exchange rates on cash, cash equivalents, and restricted cash and cash equivalents ................................................................................................................	92,850	(48,367)
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of period ..................................................................................................................................	15,683,455	9,925,812
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$16,893,420	$15,683,455

Supplemental Disclosures of Cash Flow Information
The following is a reconciliation of cash, cash equivalents, and restricted cash and cash equivalents
(in thousands):

	December 31,
	2025	2024
Cash and cash equivalents ..............................................................................................	$11,285,452	$9,308,266
Restricted cash and cash equivalents ...........................................................................	334,318	347,169
Customer custodial cash and cash equivalents ...........................................................	5,273,650	6,028,020
Total cash, cash equivalents, and restricted cash and cash equivalents ..............	$16,893,420	$15,683,455
The following is a supplemental schedule of non-cash investing and financing activities (in thousands):

	Year Ended December 31,
	2025	2024
Non-cash consideration paid for business combinations ............................................	$3,677,634	$—
Crypto assets borrowed ...................................................................................................	4,293,287	844,717
Crypto assets borrowed repaid .......................................................................................	4,239,621	579,210
Customer crypto assets received as collateral .............................................................	3,117,616	3,030,311
Customer crypto asset collateral returned ....................................................................	2,755,431	2,759,660
Crypto asset loan receivables originated ......................................................................	2,365,370	1,559,716
Crypto asset loan receivables repaid .............................................................................	2,430,569	1,489,839
Additions of crypto asset investments ............................................................................	166,291	—
Cumulative-effect adjustment upon adoption of ASU 2023-08 ..................................	—	561,489
The following is a supplemental schedule of cash paid for income taxes (in thousands):

	Year Ended December 31,
	2025	2024
Cash paid during the period for income taxes, net of refunds:
U.S. Federal ..................................................................................................................	$60,662	$63,884
U.S. State and local .....................................................................................................	52,293	50,672
Foreign ...........................................................................................................................	51,913	25,785
Total cash paid during the period for income taxes, net of refunds ...........................	$164,868	$140,341

Reconciliations of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)	Q4’24	Q1’25	Q2’25	Q3’25	Q4’25	FY’25	FY’24

Net income (loss) ..............................	$1,291,176	$65,608	$1,428,900	$432,552	$(666,733)	$1,260,327	$2,579,066
Adjusted to exclude the following:
Provision for (benefit from) income taxes ................................	205,700	16,848	394,873	69,591	(219,574)	261,738	363,578
Interest expense ..........................	20,537	20,511	20,535	21,774	22,593	85,413	80,645
Depreciation and amortization ..	32,995	33,333	33,901	50,078	71,116	188,428	127,518
Stock-based compensation expense ........................................	221,984	190,729	196,160	222,069	230,482	839,440	912,838
Data Theft Incident losses (recoveries), net ...........................	—	—	306,654	47,976	(9,451)	345,179	—
(Gains) losses on crypto assets held for investment, net ..............	(476,153)	596,651	(362,053)	(423,903)	718,162	528,857	(687,055)
Other (income) expense, net(1) ..	(7,191)	6,188	(1,506,905)	380,518	419,305	(700,894)	(29,074)
Adjusted EBITDA .....................	$1,289,048	$929,868	$512,065	$800,655	$565,900	$2,808,488	$3,347,516
__________________
(1)See Note 17. Other Consolidated Statements of Operations Details to the Consolidated Financial Statements in our Annual
Report on Form 10-K for the year ended on December 31, 2025 filed with the SEC on February 12, 2026 for additional details.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Share to Adjusted Net
Income per Share

(in thousands, except per share amounts)	Q4’24	Q1’25	Q2’25	Q3’25	Q4’25	FY’25	FY’24

Net income (loss) ..............................	$1,291,176	$65,608	$1,428,900	$432,552	$(666,733)	$1,260,327	$2,579,066
Adjusted to exclude the following:
(Gains) losses on crypto assets held for investment, net ..............	(476,153)	596,651	(362,053)	(423,903)	718,162	528,857	(687,055)
(Gains) losses on investments, net ..................................................	(3,587)	(3,327)	(1,472,121)	400,250	394,678	(680,520)	11,553
Tax effect of non-GAAP net income adjustments ....................	119,852	(134,821)	438,482	11,845	(268,099)	47,407	169,789
Adjusted Net Income ............	$931,288	$524,111	$33,208	$420,744	$178,008	$1,156,071	$2,073,353

Weighted-average shares outstanding used in per share calculations below:
Basic ..................................................	251,506	253,878	255,188	262,831	268,267	260,088	247,374
Diluted .................................................	276,752	271,251	278,913	291,958	268,267	287,209	273,377
Net income (loss) per share(1):
Basic ....................................................	$5.13	$0.26	$5.60	$1.65	$(2.49)	$4.85	$10.42
Diluted .................................................	$4.68	$0.24	$5.14	$1.50	$(2.49)	$4.45	$9.48
Adjusted Net Income per Share:
Basic ....................................................	$3.70	$2.06	$0.13	$1.60	$0.66	$4.44	$8.38
Diluted .................................................	$3.37	$1.93	$0.12	$1.44	$0.66	$4.03	$7.58
__________________
(1)Net income (loss) per share is calculated using net income (loss) attributable to common shareholders. See Note 19. Net income Per Share to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended on
December 31, 2025 filed with the SEC on February 12, 2026 for additional details.